UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 18, 2014

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 18, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Kennedy-Wilson Holdings, Inc. (the “Company”) approved grants of restricted stock awards covering shares of the Company’s common stock (the “restricted shares”) under the Company’s Amended and Restated 2009 Equity Participation Plan (as amended, the “Plan”) to each of the Company’s named executive officers (the “executives”).
The restricted shares will vest over a five-year period based on the Company’s return on equity and the executive’s continued employment with the Company. Twenty percent of the restricted shares will vest if the Company’s “return on equity” (as defined in the applicable award agreement) for the applicable Company fiscal year equals or exceeds 9% (the “performance goal”), and the executive remains employed with the Company or its subsidiaries until at least April 15 of the year following such fiscal year. The performance periods over which the Company’s return on equity will be measured for the awards will be the Company’s fiscal years ending December 31, 2014, 2015, 2016, 2017 and 2018.
If the executive remains employed until an applicable April 15 vesting date, but the applicable performance goal is not met, the restricted shares will remain outstanding and eligible to vest in the event that the performance goal is achieved in a subsequent year. Any restricted shares that have not vested on or prior to April 15, 2019 (after taking into consideration any restricted shares vesting on such date) will be forfeited. In the event of a Change of Control of the Company (as defined in the Plan), all then-unvested restricted shares will vest in full as of the date of the Change in Control, subject to the executive’s continued employment until at least immediately prior to the Change of Control. Except as otherwise described below, any restricted shares that have not vested as of the date on which an executive’s employment terminates for any reason will be cancelled and forfeited by the executive.
If an executive’s employment is terminated by the Company or its subsidiaries without “cause” (as defined in the Plan) or by the executive for “good reason” (as defined in the applicable award agreement), the Compensation Committee may, in its sole discretion, waive the requirement that the executive remain employed by the Company or its subsidiaries following the date of termination, such that any restricted shares that remain eligible to vest will become vested if the applicable Performance Goal is subsequently achieved.
In addition, if an executive’s employment terminates due to the executive’s death or “total and permanent disability” (as defined in the Plan), the requirement that the executive be employed by the Company or its subsidiaries following the date of termination will no longer apply. Following such a termination, any restricted shares eligible to vest will become vested if the applicable Performance Goal is subsequently achieved.
Each of the executives was awarded the following amount of restricted shares: William J. McMorrow – 750,000 shares; Justin Enbody – 175,000 shares; Mary Ricks – 450,000 shares; Matthew Windisch – 225,000 shares; and Kent Mouton – 200,000 shares.
The foregoing summary is qualified in its entirety by reference to the full text of the Employee Restricted Stock Award Agreement with respect to the restricted shares, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

10.1	Form of Employee Restricted Stock Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2014	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Employee Restricted Stock Award Agreement.